                                       2A

       Plan of Exchange between Seychelle Environmental Technologies, Inc.
                     and Seychelle Water Technologies, Inc.

                         AGREEMENT AND PLAN OF EXCHANGE

                                     between

                       ROYAL NET, INC. an Utah corporation
                                       and
           SEYCHELLE WATER TECHNOLOGIES, INC., an Nevada corporation;

                               January 30th, 1998

                                TABLE OF CONTENTS


                                                                                                               Page



Recitals  ........................................................................................................1

Agreement  .......................................................................................................1

         1.       Plan of Exchange  ..............................................................................1

         2.       Issuance of Shares  ............................................................................2

         3.       Exemption ......................................................................................3

         4.       Representations and Covenants of Acquiree  .....................................................3

         5.       Representations and Covenants of Acquiring Corporation  ........................................4

         6.       Delivery Date  .................................................................................6

         7.       Conditions Precedent to the Obligations of
                    Acquiree  ....................................................................................6

         8.       Conditions Precedent to the Obligations of Acquiror  ...........................................8

         9.       Indemnification  ...............................................................................8

         10.      Nature and Survival of Representations  ........................................................9

         11.      Documents at Closing  ..........................................................................9

         12.      Miscellaneous  ................................................................................10

                  Signature Page  ...............................................................................11

                         AGREEMENT AND PLAN OF EXCHANGE

         This Agreement and Plan of Exchange (hereinafter known as the "Agreement") is entered into this 30th day of January, 1998, by and between ROYAL NET, INC., an Utah corporation, (hereinafter known as "Acquiror") and SEYCHELLE WATER TECHNOLOGIES, INC., an Nevada corporation (hereinafter known as "Acquiree").

                                    RECITALS

         Acquiror desires to enter into a transaction whereby Acquiree will exchange all of its issued and outstanding capital shares with Acquiror, with Acquiror becoming the parent company. It is the intention of the parties hereto that this transaction comply with the tax-free exchange provisions of Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, for the mutual consideration set out herein, the parties agree as follows:

                                    AGREEMENT

         1.           Plan of Exchange.

                  (a) It is the intention of the parties hereto that Acquiree will exchange all of its issued and outstanding capital shares with Acquiror, with Acquiror becoming the parent company. Acquiror shall issue shares of Acquiror in common stock to the Stockholders of Acquiree solely in exchange for their shares in Acquiree. It is the intention of the parties hereto that this transaction comply with the tax-free exchange provisions of Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended. Prior to the consummation of this exchange, the Acquiror will have changed its domicile to the State of Nevada and its name of Seychelle Environmental Technologies, Inc., or such derivation thereof as may be approved by the appropriate state authorities. This change of domicile shall be effected by a statutory merger with Seychelle Environmental Technologies, Inc., a Nevada corporation.

                  (b) Subject to the terms and conditions in this Agreement, Acquiror and Acquiree will promptly, upon the satisfaction of the conditions and obligations set forth herein, proceed with the Exchange and file on the Delivery Date (which is defined in Paragraph 6 herein) Articles of Exchange with the Secretary of State for the State of Nevada meeting the requirements of the Nevada Private Corporations Act and will take all other action necessary and appropriate to consummate the Exchange pursuant to this Agreement. The parties hereto agree that the said Exchange shall be submitted to the Stockholders of Acquiree and Acquiror for their approval, and the appropriate officers and directors of Acquiree and Acquiror agree to use their best efforts to secure approval of the Exchange.

                  (c) As a result of the Exchange and without any action on the part of the holder thereof, all Acquiree shares of Common Stock issued and outstanding at the Delivery Date shall be exchanged, and each holder of a certificate representing any such Acquiree shares of Common Stock shall thereafter cease to have any rights with respect to such Acquiree, except the right to receive, without interest, such number of fully paid and nonassessable shares of Acquiror Common Stock as is provided in this Agreement upon the surrender of such certificate.

                  The Acquiree stock options outstanding on the Delivery Date, if any, shall not expire on the Delivery Date but shall be exercisable in accordance with their respective terms to acquire shares of Acquiror Common Stock, except that the number of shares and the exercise prices thereof shall be adjusted to correspond to the capital structure of the Acquiree, whether before or after the Delivery Date. After the Delivery Date, Acquiror shall assume the obligation of Acquiree to issue Acquiror Common Stock pursuant to such stock options.

                  Notwithstanding the foregoing, any exchange agent or any party hereto shall be not liable to a holder of shares of Common Stock of Acquiree for any shares of Acquiror's Common Stock or dividends or any other distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  The persons who are Directors of Acquiror immediately prior to the Delivery Date shall, from and after the Delivery Date, resign and be replaced by the Directors of Acquiree until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Acquiror's Articles of Incorporation and Bylaws.

                  The persons who are Officers of Acquiror immediately prior to the Delivery Date shall, from and after the Delivery Date, resign and be replaced by the Officers of Acquiror until their successor have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Acquiror's Articles of Incorporation and Bylaws.

                  (d) On the Delivery Date (which is defined as the date in Paragraph 6 herein), Stockholders of Acquiree will deliver certificates for their shares of Acquiree Common Stock to Acquiror or an agent appointed by Acquiror and, upon the surrender of said certificates, Stockholders of Acquiree shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Common Stock of Acquiror into which those shares of Acquiree have been converted as provided in this Agreement. All fractional shares shall be rounded up to the next whole number. A list of the shares of Acquiree, the owners thereof, and shares of Acquiror Common Stock to be received by said Stockholders of Acquiree shall be tendered to Acquiror as of the Delivery Date. The delivery of the shares will be made to the Stockholders of Acquiree as of the record date as set by Acquiree and will be without restrictive legend on each certificate, except as required by applicable statute, regulation, or contract. This Exchange is being made in accordance with Rule 504 of the Securities Act of 1933, as amended. (the "Securities Act").

         2. Issuance of Shares. The parties agree that a total of approximately 12,500,000 shares of Acquiror Common Stock(to be issued from the new Nevada corporation) will be issued on the basis of one new share for each share currently outstanding to the Stockholders of record of Acquiree as certified by Acquiree on the Delivery Date (as defined in Paragraph 6 herein).

         3. Exemption. Acquiror agrees to file with the Securities and Exchange Commission (the "SEC") a Form D and such other form as may be appropriate under then applicable SEC rules and regulations under the Securities Act and appropriate state laws pertaining to the shares of Common Stock of Acquiror to be issued to those persons who are Stockholders of Acquiree on the Delivery Date.

         4. Representations and Covenants of Acquiree. Acquiree specifically hereby represents and covenants that, effective the Delivery Date, the following will be true and correct to the best of its knowledge, information, and belief.

                  (a) The Stockholders as of the record date for the special Stockholder meeting as set by Acquiree will be the sole owners of all of the issued and outstanding shares of Common Stock of Acquiree, and such shares are free from claims, liens, or other encumbrances.

                  (b) The issued shares of Acquiree Common Stock constitute validly issued shares of Acquiree, and such shares will be fully-paid and nonassessable.

                  (c) The unaudited financial statements of Acquiree which have been delivered to Acquiror, will be complete, accurate and will fairly present the financial condition of Acquiree as of the dates thereof and the results of its operations for the periods covered. There will be no debts, liabilities, or obligations, either accrued, absolute, fixed or contingent, not reflected or reserved in such financial statements other than contracts or obligations in the ordinary and usual course of business; and no such contracts or obligations in the usual course of business will constitute liens or other liabilities which, if disclosed, would alter substantially the financial condition of Acquiree as reflected in such financial statements.

                  (d) There will not be any negative material changes in the financial position of Acquiree, except changes arising in the ordinary course of business, which changes will in no event adversely affect the financial position of Acquiree.

                  (e) Except as set forth in Exhibit A hereto and except as previously disclosed in the financial statements provided under Paragraph 4(c) herein, to the best of Acquiree's knowledge, information and belief, it will not be involved in, and will not have received judicial notice of any pending litigation or governmental investigation or proceeding not reflected in such financial statements, or otherwise disclosed in writing to Acquiror and, to the best knowledge of Acquiree, no material litigation, claims, assessments, or governmental investigation or proceeding is threatened against Acquiree or its properties.

                  (f) Acquiree will be in good standing in its jurisdiction of incorporation, and will be in good standing and qualified to do business in each jurisdiction where required to be so qualified.

                  (g) Acquiree will have complied with all applicable laws in connection with its formation, issuance of securities, organization, capitalization and operations, and to the best of Acquiree's knowledge, information and belief, no contingent liabilities will have been threatened or claims made, and no basis for the same exists with respect to said operations, formation or capitalization, including claims for violation of any US state or federal securities laws.

                  (h) Acquiree will have filed all governmental, tax or related returns and reports due or required to be filed and will have paid all taxes or assessments which have or which shall become due.

                  (i) Except as disclosed in this Agreement or on any Exhibit, Acquiree will not have breached any material agreement to which it may be a party.

                  (j)      The Acquiree has no subsidiary corporations.

                  (k) The corporate financial records, minute books, and other documents and records of Acquiree will be available to present management of Acquiror prior to the Delivery Date and turned over to new management of Acquiror in their entirety on the Delivery Date.

                  (l) The execution of this Agreement will not violate or breach any agreement, contract, or commitment to which Acquiree is a party and will have been duly authorized by all appropriate and necessary action.

                  (m) The authorized capitalization of Acquiree will be as set forth in the most recent unaudited balance sheet of Acquiree as described in Paragraph 4(c), except as may be specifically supplemented in writing by Acquiree. All outstanding shares will have been duly authorized, validly issued and will be fully paid and nonassessable with no personal liability attaching to the ownership thereof. Except as set forth in Exhibit B hereto, there will be no outstanding convertible securities, warrants, options or commitments of any nature which may cause authorized but unissued shares to be issued to any person except as shown in the most recent financial statement of Acquiree.

                  (n) To the best knowledge of Acquiree, Acquiree will not be subject to any material labor disputes or disagreements, either actual or contingent.

                  (o) To the best knowledge of Acquiree, Acquiree's products, materials and brochures will not infringe the patent or copyright rights of any other person or entity.

                  (p) As of the Delivery Date, the management of Acquiree will have, to the best of management's knowledge, disclosed all events, conditions and facts materially affecting the business and prospects of Acquiree and its assets. Acquiree will not have, at the Delivery Date, withheld knowledge of any such events, conditions, and facts which Acquiree knows, or has reasonable grounds to know, may materially affect the business and prospects of Acquiree or its assets.

         5. Representations and Covenants of Acquiring Corporation. Acquiror specifically hereby represents and covenants that, effective the Delivery Date, the following will be true and correct to the best of its knowledge, information, and belief.

                  (a) As of the Delivery Date, the Acquiror shares of Common Stock to be delivered to the Stockholders of Acquiree will constitute valid and legally issued shares of Acquiror as reflected as a result of the change of Acquiror's state of domicile, fully-paid and nonassessable, and will be legally equivalent in all respects to the Common Stock of Acquiror issued and outstanding as of the date thereof.

                  (b) The officers of Acquiror will have been duly authorized to execute this Agreement and will have taken all actions required by law and agreements, charters, and bylaws, to properly and legally execute this Agreement.

                  (c) The audited year-end financial statements of Acquiror which includes the periods ending February 28, 1997, December 31, 1996 and December 31, 1995, which have been delivered to Acquiree, are complete, accurate and fairly present the financial condition of Acquiror as of the dates thereof and the results of its operations for the periods covered. There are no liabilities, either fixed or contingent, not reflected in such financial statements other than contracts or obligations in the ordinary and usual course of business; and no such contracts or obligations in the usual course of business constitute liens or other liabilities which, if disclosed, would alter substantially the financial condition of such Acquiror as reflected in such financial statements. These financial statements have been prepared in accordance with US Generally Accepted Accounting Principles consistently applied. Prior to and as of the Delivery Date, there will not be any material changes in the financial position of Acquiror, except changes arising in the ordinary course of business, which changes will in no event adversely affect the financial condition of the Acquiror.

                  (d) Acquiror will not be involved in any pending litigation, claims, or governmental investigation or proceeding and there will be no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of management, threatened or contemplated against Acquiror, its management or properties.

                  (e) As of the Delivery Date, Acquiror will be duly organized, validly existing and in good standing under the laws of the state of incorporation; it will have the corporate power to own its property and to carry on its business as now being conducted and will be duly qualified to do business in any jurisdiction where so required.

                  (f) Acquiror will have filed all federal, state, county and local income, excise, property and other tax returns, forms, or reports, which are due or required to be filed by it prior to the Delivery Date and will have paid or made adequate provision for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received.

                  (g) Except as previously disclosed, Acquiror will not have breached, nor will there be any pending or threatened claims or any legal basis for a claim that Acquiror has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or is bound and the execution and performance hereof will not violate any provisions of applicable law of any agreement to which Acquiror is subject.

                  (h) The present capitalization of Acquiror will be comprised of authorized Common Stock of 50,000,000 shares, $0.001 par value, of which no more than 300,000 shares will be issued and outstanding at the Delivery Date and authorized preferred stock of 1,000,000 shares, with a $0.01 par value, to have such classes and preferences as the Acquiror may determine from time to time. No preferred shares will be issued and outstanding. All outstanding shares will have been duly authorized, validly issued, and fully paid. There will not be outstanding or presently authorized securities, warrants, options or related commitments of any nature.

                  (i)      Acquiror has no subsidiary corporations.

                  (j) The shares of Common Stock of Acquiror to be issued to Acquiree's Stockholders as of the Delivery Date, will be validly issued, nonassessable and fully-paid under Nevada corporation law and will be registered pursuant to a Rule 504 offering as applicable under federal and state securities laws.

                  (k) Acquiror will have, disclosed all events, conditions and facts materially affecting the business and prospects of Acquiror. Acquiror will not have withheld disclosure of any such events, conditions, and facts which it, through management, has knowledge of, or has reasonable grounds to know, may materially affect the business and prospects of Acquiror.

         6. Delivery Date. The Delivery Date shall be the date that a closing is held at such place as the parties may mutually agree, which date is expected to be January 30th, 1998, or such date as may mutually be agreed to after the date that the transaction contemplated hereby has been approved by the Stockholders of the Acquiree and Acquiror. Certain exhibits, etc. may be delivered subsequent to the Delivery Date upon the mutual agreement of the parties hereto. The Stockholders will be deemed to have accepted, as of the Delivery Date, delivery of the certificates of stock to be issued in their respective names.

         7.                Conditions Precedent to the Obligations of Acquiree.
                  All obligations of Acquiree under this Agreement are subject to the fulfillment, prior to, as of this date or at the Delivery Date, of each of the following conditions:

                  (a) The representations and covenants by or on behalf of Acquiror contained in this Agreement or in any certificate or document delivered to Acquiree pursuant to the provisions hereof shall be true in all material respects at and as of the Delivery Date as though such representations and warranties were made at and as of such time.

                  (b) Acquiror shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Delivery Date, subject only to the conditions required on the Delivery Date.

                  (c) A comfort letter shall be delivered to the Acquiree from the Acquiror's accountant, Andersen, Andersen & Strong, LLC. The comfort letter shall delivered by said independent public accountants shall be in form and substance satisfactory to the Acquiree and shall be to the effect that:

                           (1) they are public accountants, independent with respect to Acquiror, within the meaning of the Securities Act and applicable published rules and regulations thereunder;



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

                           (2) the financial statements of the Acquiror audited by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations; and

                           (3) they have carried out procedures to a specified date not more than 10 business days prior to the Delivery Date on, which constitutes an examination in accordance with generally accepted auditing standards, of the financial statements of the Acquiror audited by them as follows: (i) read the unaudited interim financial statements of Acquiror;
                           (ii) read the unaudited interim financial statements of Acquiror for the period from the date of the most recent financial statements through the date of the latest available interim financial statements; (iii) read the minutes of the meetings of stockholders and boards of directors of such Acquiror to a date not more than 10 business days prior to the Delivery Date, and (iv) made inquiries of certain officers and employees of such Acquiror responsible for financial and accounting matters and, based on such procedures, nothing has come to their attention which would cause them to believe that: (A) any unaudited financial statements of such Acquiror do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the published rules and regulations issued by the SEC thereunder; (B) said financial statements are presented in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements; and (C) for the period from the date of the most recent financial statements, either audited or unaudited to the Delivery Date, there was no material change (as defined under the applicable securities laws) in the financial statements of the Acquiror.

                  (d) Acquiree shall have received an opinion from the counsel to Acquiror, dated the Delivery Date, in form and substance satisfactory to counsel for the Acquiree, to the effect that:

                           (1) The Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has full corporate power and authority to carry on its business as it now is being conducted and to own and operate its assets and properties;

                           (2) The outstanding shares of capital stock of the Acquiror are fully paid and are duly and validly issued and non-assessable and have not been issued in violation of any preemptive right of Acquiror's shareholders;

                           (3) Assuming that all existing directors have been duly elected, all legal and corporate proceedings necessary to be taken by and on the part of the Acquiror in connection with the transactions contemplated by this Agreement and necessary to make the same effective have been duly and validly taken, this Agreement has been duly and validly authorized, executed and delivered by the Acquiror and constitutes the valid and binding agreement of the Seller, Acquiror as limited by applicable bankruptcy, insolvency, reorganization or similar laws at the time in effect;

                           (4) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby is an event which, of itself or with the giving of notice or the passage of time or both, could: (i) constitute a violation of or conflict with or result in any breach of the Articles of Incorporation or Bylaws of the Acquiror or, to the knowledge of such counsel, any material agreement or instrument to which the Acquiror or any of its subsidiaries is a Acquiror or by which any of them is bound or any judgment, decree, or order to which any of them is subject; or (ii) to the knowledge of such counsel result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on the property or assets of the Acquiror or any of its subsidiaries, and no such event of itself or with the giving of notice or the passage of time or both will result in the acceleration of the due date of any obligation of the Acquiror; and

                           (5) To the knowledge of such counsel, there is no action or proceeding pending or threatened against the Acquiror or any of its properties or assets before any court or governmental department, agency or commission to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated hereby.

                  (e) There shall be no more than 300,000 common shares of Acquiror issued and outstanding, after giving effect to a one-for-five reverse split of the Acquiror's common stock and a cancellation of approximately 1,412,892 common shares.

                  (f) The Directors and Stockholders of Acquiror shall have approved this transaction and such other reasonable matters as requested by Acquiree as pertaining to this transaction.

         8.                Conditions Precedent to the Obligations of Acquiror.
                  All obligations of the Acquiror under this Agreement are subject to the fulfillment, prior to, as of this date or at the Delivery Date, of each of the following conditions:

                  (a) The representations and covenants by Acquiree contained in this Agreement or in any certificate or document delivered to Acquiror pursuant to the provisions hereof shall be true at and as of the Delivery Date as though such representations and warranties were made at and as of such time.

                  (b) Acquiree shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Delivery Date, including obtaining approval of the Exchange by the Stockholders of Acquiree, subject only to the conditions on the Delivery Date.

         9. Indemnification. Within the period provided in paragraph 10 herein and in accordance with the terms of that paragraph, each party to this Agreement, shall indemnify and hold harmless each other party at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from any misrepresentations, breach of covenant or warranty or non-fulfillment of any agreement on the part of such party under this Agreement or from any misrepresentation in or omission from any certificate furnished or to be furnished to a party hereunder. Subject to the terms of this Agreement, the defaulting party shall reimburse the other party on demand, for any reasonable payment made by said party at any time after the Closing, in respect of any liability or claim to which the foregoing indemnity relates, if such payment is made after reasonable notice to the other party to defend or satisfy the same and such party failed to defend or satisfy the same.

         10. Nature and Survival of Representations. All representations, warranties and covenants made by either party in this Agreement shall survive the Closing hereunder and the consummation of the transactions contemplated hereby for two years from the date hereof. Each of the parties hereto is executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

         11. Documents at Closing. At the Delivery Date, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

                  (a) Acquiree will deliver, or cause to be delivered, to Acquiror the following:

                           (1) all corporate records of Acquiree, including without limitation corporate minute books (which shall contain copies of the Articles of Incorporation and Bylaws, as amended to the Delivery Date), stock books, stock transfer books, corporate seals, and such other corporate books and records as may reasonably requested for review by Acquiror and its counsel;

                           (2) a certificate of the President of Acquiree to the effect that all representations and warranties of Acquiree made under this Agreement are reaffirmed on the Delivery Date, the same as though originally given on said date;

                           (3) certified copies of resolutions by Acquiree's Board of Directors and Stockholders authorizing this transaction;

                           (4) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement;

                  (b)      Acquiror will deliver or cause to be delivered to
                           Acquiree:

                           (1) stock certificates for Common Stock to be issued as a part of the exchange after the date of approval of this transaction by the Stockholder of Acquiree;

                           (2) a certificate of the President of Acquiror to the effect that all representations and warranties of Acquiror made under this Agreement are reaffirmed on the Delivery Date, the same as though originally given on said date;

                           (3) certified copies of resolutions by Acquiror's Board of Directors and Stockholders authorizing this transaction;

                           (4) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement.

         12.               Miscellaneous.

                  (a) Further Assurances. At any time, and from time to time, after the Delivery Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

                  (b) Waiver. Any failure on the part of either party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

                  (c) Brokers. Neither party has employed any brokers or finders with regard to this Agreement unless otherwise described in writing to each party hereto.

                  (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested.

                  (e) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (g) Governing Law. This Agreement was negotiated and is being contracted for in the State of Nevada, and shall be governed by the laws of the State of Nevada.

                  (h) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

                  (i) Entire Agreement. This Agreement is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind of condition or inducements to the execution hereof.

                  (j)      Time. Time is of the essence.

                  (k) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

                  (l) Default Costs. In the event either party hereto has to resort to legal action to enforce any of the terms hereof, such party shall be entitled to collect attorneys fees and other costs from the party in default.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                            ROYAL NET, INC.
                                            a Utah Corporation


                                            By:        Signed
                                               --------------------------------
                                                     Authorized Officer


                                            SEYCHELLE WATER TECHNOLOGIES, INC.
                                            a Nevada Corporation


                                            By:        Signed
                                               --------------------------------
                                                     Authorized Officer

                                 ROYAL NET, INC.

                              OFFICER'S CERTIFICATE


         The undersigned, President of ROYAL NET, INC. ("Acquiror"), does hereby certify that he is a duly elected, qualified and acting officer of Acquiror, a Utah corporation, and as such is familiar with the business affairs of said corporation, and is familiar with and has read that certain Agreement and Plan of Exchange between Acquiror and SEYCHELLE WATER TECHNOLOGIES, INC., dated January 30th, 1998 (the "Agreement").

         The undersigned does hereby state that the representations and covenants made by Acquiror contained in said Agreement, to the best of his knowledge, are true and correct at and as of the Delivery Date. In addition, the undersigned hereby states that to the best of his knowledge, Acquiror has performed and complied with all covenants, agreements and conditions required by the Agreement to be performed or complied with by Acquiror prior to the Delivery Date.

         IN WITNESS WHEREOF, the undersigned, has hereunto duly executed this Certificate this 30th day of January, 1998.



                                                  ROYAL NET, INC.



                                                  By:    Signed
                                                     ---------------------------
                                                         President

                       SEYCHELLE WATER TECHNOLOGIES, INC.

                              OFFICER'S CERTIFICATE


         The undersigned, President of SEYCHELLE WATER TECHNOLOGIES, INC. ("Acquiree"), does hereby certify that he is a duly elected, qualified and acting officer of Acquiree, a Nevada corporation, and as such is familiar with the business affairs of said corporation, and is familiar with and has read that certain Agreement and Plan of Exchange between ROYAL NET, INC. and Acquiree, dated January 30th, 1998 (the "Agreement").

         The undersigned does hereby state that the representations and covenants made by Acquiree contained in said Agreement, to the best of his knowledge, are true and correct at and as of the Delivery Date. In addition, the undersigned hereby states that to the best of his knowledge, Acquiree has performed and complied with all covenants, agreements and conditions required by the Agreement to be performed or complied with by Acquiree prior to the Delivery Date.

         IN WITNESS WHEREOF, the undersigned, has hereunto duly executed this Certificate this 30th day of January, 1998.



                                        SEYCHELLE WATER TECHNOLOGIES, INC.



                                        By:       Signed
                                           ------------------------------------
                                                  President